Exhibit 99.1
TRANSACT TECHNOLOGIES REPORTS 2017 THIRD QUARTER RESULTS

Reports 2017 Third Quarter Revenue of $15.5 Million and Record Diluted EPS of $0.24

Hamden, CT – November 1, 2017 – TransAct Technologies Incorporated (Nasdaq: TACT) ("TransAct" or the "Company"), a global leader in software-driven technology and printing solutions for high-growth markets, today reported operating results for the third quarter ended September 30, 2017, as summarized below:

Summary of 2017 Q3 Results
(In millions, except per share and percentage data)

	Three Months Ended September 30,
	2017	2016
Net sales	$15.5	$14.5
Gross profit	$7.5	$5.9
Gross margin	48.4%	40.9%
Operating income	$2.6	$1.2
Net income	$1.8	$0.9
Net income per diluted share	$0.24	$0.12

Non-GAAP(1):
EBITDA	$2.9	$1.6
Adjusted EBITDA	$3.0	$1.7

(1)
A reconciliation of each non-GAAP financial measure to the most comparable Generally Accepted Accounting Principles ("GAAP")  financial measure is included in this release.  See "Non-GAAP Financial Measures" below for a discussion of these metrics.

Bart Shuldman, Chairman and Chief Executive Officer of TransAct, commented, "This was a fabulous quarter, as the 2017 third quarter delivered strong results, including record gross profit margin and diluted EPS. TransAct has been focused over the past several quarters on creating a new restaurant solutions market that would provide much needed technology for the back of the restaurant. Leveraging our engineering and manufacturing skills, we developed a full suite of AccuDate terminals, including the AccuDate XL, AccuDate PRO and AccuDate 9700. In addition, we built out an internal direct sales force for our restaurant solutions offerings while maintaining our solid position in the casino and gaming and lottery markets.

"The benefit from our execution on this strategy is increasingly evident in our financial results, as the Company generated strong profitability in the 2017 third quarter. In particular, gross margin increased 750 basis points year over year to a record 48.4% in the 2017 third quarter, which led to record quarterly diluted EPS of $0.24 and an 84% EBITDA increase.

"During the third quarter, we successfully completed the effort to staff our sales team devoted exclusively to the restaurant solutions product line and this team is already building a significant pipeline of new business activity. At the same time, we are establishing a recurring revenue business model around the AccuDate terminal portfolio by offering our AccuDate customers a lineup of proprietary labels. In addition, as we begin to convert the growing backlog for our AccuDate XL into sales, we will seek to continue to build our recurring revenue through technical support and service contracts which provide access to TransAct's leading global customer support. We believe restaurant solutions technologies, including easy-to-use products that help ensure food safety, represent the largest opportunity in the restaurant industry today and TransAct's positioning as a leading one-stop shop for food safety and labeling needs will allow us to further monetize this opportunity. In addition, TransAct's partnerships with leading software providers such as CrunchTime Information Systems and Jolt only add to the power of our solutions offerings.

"Looking at our other businesses, the casino and gaming and lottery markets remained relatively stable in the third quarter as printer sales and Epicentral installations contributed to domestic growth. We remain confident that our recent decision to bring all European casino sales in-house will lead to an improvement in international casino and gaming contributions going forward. Our lottery business continues to benefit from the industry's shift towards extended contracts which is keeping our global installed base of lottery printers in the field longer and driving increased demand for spare parts sales. We also saw continued signs of activity in the domestic market for Printrex oil and gas printers and our TransAct Services Group delivered net sales growth of 57% over the prior year period as we benefited from higher lottery printer spare parts sales as well as growing sales contributions from our recently introduced restaurant solutions labels and higher sales of technical support and service contracts for the AccuDate XL."

Mr. Shuldman concluded, "TransAct is delivering on its long-term strategy to transition our business towards technology-based solutions with a particular focus on our AccuDate terminals and casino software systems. We entered the restaurant solutions market several years ago with the understanding that it would require a multi-year ramp-up and we believe that our progress during the 2017 third quarter reflects our accelerating momentum in this space. As the market has evolved and shifted its focus towards integrated hardware and software solutions, we believe we are well positioned with our product offerings to continue executing on the tremendous long-term growth opportunity for restaurant solutions. Existing and potential customers are excited about the power and possibilities of our AccuDate XL solution and TransAct is focused on converting that interest into financial returns and long-term shareholder value."

Review of Balance Sheet and Capital Return Initiatives
At September 30, 2017, TransAct had approximately $3.5 million of cash and cash equivalents and no debt. During the 2017 third quarter, the Company paid a dividend to shareholders of $0.09 per share and repurchased approximately 36,000 shares of its common stock at an average price of $9.84 per share, resulting in a total return of capital of approximately $1.0 million for the quarter. TransAct has $1.1 million remaining under its existing $5.0 million share repurchase authorization.

Steve DeMartino, President and Chief Financial Officer of TransAct, added, "Our investments in the restaurant solutions business have further established our technology leadership position and created a world-class sales team leading to strong 2017 third quarter profitability. Increasing sales of AccuDate terminals contributed to the 27% increase in gross profit driven by a 750 basis point improvement in gross margin to a quarterly record 48.4%. Our expectation for continued momentum in our restaurant solutions terminal sales and for related sales of proprietary labels and services positions TransAct for long-term shareholder value creation. We have the financial flexibility to continue to invest in growth opportunities across the business even as we return capital to shareholders through share repurchases and our recently increased quarterly dividend. TransAct is well positioned for the long-term and we are excited by the prospects for our business as we close out 2017 and head into 2018."

Summary of 2017 Third Quarter Operating Results
TransAct generated 2017 third quarter net sales of $15.5 million compared with 2016 third quarter net sales of $14.5 million. Restaurant solutions net sales increased to $1.8 million for the 2017 third quarter from $1.0 million for the 2016 third quarter. POS automation and banking net sales declined $1.1 million year over year to $1.8 million in the 2017 third quarter reflecting lower sales of Ithaca 9000 printers to McDonald's versus a near record quarter in the prior year period. Casino and gaming net sales in the 2017 third quarter were $5.1 million compared to $5.6 million in the prior year period, as a 14% increase in domestic casino printer sales was more than offset by a decline in sales to international customers. Lottery printer net sales were $2.2 million in both the 2017 and 2016 third quarter periods. Printrex net sales were $358 thousand in the 2017 third quarter compared to $67 thousand in the 2016 third quarter, while the Company's TransAct Services Group generated net sales of $4.3 million in the 2017 third quarter compared to $2.7 million in the 2016 third quarter resulting from higher lottery printer spare parts sales as well as growing revenue contributions from the Company's new AccuDate labels and technical support and service offerings.

Record gross margin of 48.4% in the 2017 third quarter compared to gross margin of 40.9% in the 2016 third quarter, reflects a favorable sales mix featuring growing sales of AccuDate terminals and higher spare parts sales. Higher gross margins in the 2017 third quarter, combined with a 7% rise in net sales, drove a 27% increase in gross profit to $7.5 million.

Total operating expenses for the 2017 third quarter were $4.9 million compared to $4.7 million in the 2016 third quarter. The increase in operating expenses reflects higher incentive compensation expense as well as higher costs related to the Company's internal sales and marketing efforts for the AccuDate product line.

TransAct generated operating income of $2.6 million, or 16.6% of net sales, for the 2017 third quarter compared to $1.2 million, or 8.5% of net sales, for the 2016 third quarter. Net income in the 2017 third quarter was $1.8 million, or $0.24 per diluted share, compared to net income of $883 thousand, or $0.12 per diluted share, in the prior year period.

2017 Third Quarter Conference Call and Webcast
TransAct is hosting a conference call and webcast today, November 1, 2017, beginning at 4:30 p.m. ET.  Both the call and the webcast are open to the general public. The conference call number is 678-825-8259 and the conference ID number is 2149979 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select "Investor Relations" followed by "Events & Presentations"). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures
TransAct is providing certain non-GAAP financial measures because the Company believes that these amounts are helpful to investors and others in assessing the ongoing nature of what the Company's management views as TransAct's core operations. The Company believes that the non-GAAP financial measures of EBITDA and adjusted EBITDA provide relevant and useful information, which is widely used by analysts, investors and competitors in the Company's markets, as well as by the Company's management in assessing the Company's performance. The Company uses the non-GAAP financial measures internally to focus management on the results of the Company's core business. The presentation of this additional non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization. A reconciliation of EBITDA to net income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net income before net interest expense, income taxes, depreciation, and amortization and is adjusted for share-based compensation. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net income, the most comparable GAAP financial measure, can be found attached to this release.

EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. EBITDA and adjusted EBITDA may be useful to an investor in evaluating the Company's operating performance because these measures are: (i) widely used by investors to measure a company's operating performance without regard to non-recurring items excluded from the calculation of such measure; (ii) financial measurements that are used by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company's management for various purposes including strategic planning and forecasting, assessing financial performance, and paying incentive compensation.

About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a global leader in developing software-driven technology and printing solutions for high-growth markets including restaurant solutions, POS automation, casino and gaming, lottery, mobile and oil and gas. The Company's solutions are designed from the ground up based on customer requirements and are sold under the AccuDate™, EPICENTRAL®, Epic®, Ithaca®, RESPONDER and Printrex® brands. TransAct has over 3.0 million printers and terminals installed around the world and is committed to providing world-class service, spare parts and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or other similar words. All forward-looking statements involve risks and uncertainties, including, but not limited to, customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; our competitors introducing new products into the marketplace; our ability to successfully develop new products; our dependence on significant customers; our dependence on significant vendors; dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our ability to protect intellectual property; our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States, including Australia, New Zealand, Europe, Latin America and Asia; the economic and political conditions in the United States, Australia, New Zealand, Europe, Latin America and Asia; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; risks associated with potential future acquisitions; our new line of restaurant solutions products driving increased adoption by customers; and other risk factors detailed from time to time in TransAct's reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

# # #
Investor Contact:
Steve DeMartino President and Chief Financial Officer TransAct Technologies Incorporated 203-859-6810	Richard Land, Joseph Jaffoni, Jim Leahy JCIR 212-835-8500 or tact@jcir.com

- Financial tables follow -

TRANSACT TECHNOLOGIES INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30,		September 30,
	2017	2016	2017	2016
Net sales	$15,524	$14,474	$43,117	$43,632
Cost of sales	8,005	8,559	23,075	25,849
Gross profit	7,519	5,915	20,042	17,783

Operating expenses:
Engineering, design and product development	1,147	1,133	3,160	3,458
Selling and marketing	1,895	1,808	5,601	5,460
General and administrative	1,886	1,737	5,968	5,589
	4,928	4,678	14,729	14,507
Operating income	2,591	1,237	5,313	3,276

Interest and other income (expense):
Interest, net	(9)	(7)	(25)	(18)
Other, net	-	(3)	(8)	13
	(9)	(10)	(33)	(5)

Income before income taxes	2,582	1,227	5,280	3,271
Income tax provision	769	344	1,657	1,010
Net income	$1,813	$883	$3,623	$2,261

Net income per common share:
Basic	$0.24	$0.12	$0.49	$0.29
Diluted	$0.24	$0.12	$0.48	$0.29

Shares used in per share calculation:
Basic	7,408	7,498	7,404	7,673
Diluted	7,586	7,549	7,504	7,724

SUPPLEMENTAL INFORMATION – SALES BY SALES UNIT:
	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Restaurant solutions	$1,803	$969	$3,351	$3,506
POS automation and banking	1,829	2,889	6,335	8,407
Casino and gaming	5,111	5,612	14,213	16,204
Lottery	2,160	2,226	7,928	7,311
Printrex	358	67	818	398
TransAct Services Group	4,263	2,711	10,472	7,806
Total net sales	$15,524	$14,474	43,117	$43,632

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 30,	December 31,
(In thousands)	2017	2016
Assets:
Current assets:
Cash and cash equivalents	$3,525	$2,503
Accounts receivable, net	11,331	10,585
Inventories, net	8,171	9,707
Other current assets	834	372
Total current assets	23,861	23,167

Fixed assets, net	2,237	2,241
Goodwill	2,621	2,621
Deferred tax assets	3,549	3,432
Intangible assets, net	332	545
Other assets	36	36
	8,775	8,875
Total assets	$32,636	$32,042

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable	$3,009	$4,894
Accrued liabilities	2,666	2,394
Income taxes payable	143	19
Deferred revenue	152	117
Total current liabilities	5,970	7,424

Deferred revenue, net of current portion	67	67
Deferred rent, net of current portion	269	178
Other liabilities	212	264
	548	509
Total liabilities	6,518	7,933

Shareholders' equity:
Common stock	112	112
Additional paid-in capital	30,377	29,701
Retained earnings	25,838	24,157
Accumulated other comprehensive loss, net of tax	(99)	(109)
Treasury stock, at cost	(30,110)	(29,752)
Total shareholders' equity	26,118	24,109
Total liabilities and shareholders' equity	$32,636	$32,042

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2017	2016	2017	2016
Net income	$1,813	$883	$3,623	$2,261

Interest expense, net	9	7	25	18
Income tax provision	769	344	1,657	1,010
Depreciation and amortization	264	319	866	962

EBITDA	2,855	1,553	6,171	4,251

Share-based compensation expense	188	168	484	473

Adjusted EBITDA	$3,043	$1,721	6,655	$4,724